UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 27, 2007

    Beach First National Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-22503	57-1030117
(Commission File Number)	(IRS Employer Identification No.)

3751 Robert Grissom Parkway, Suite 100, Myrtle Beach, South Carolina (Address of Principal Executive Offices)	29577 (Zip Code)

    (843) 626-2265
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

        On February 27, 2007, Beach First National Bancshares, Inc. (the “Company”), a South Carolina corporation, entered into a new Employment Agreement (the “Agreement”) with Walter E. Standish, III, as Chief Executive Officer of the Company, and its wholly owned subsidiary, Beach First National Bank (the “Bank”).

Unless it is terminated earlier according to provisions in the Agreement, the agreement provides a two year term of employment.

The initial base salary for Mr. Standish will be $165,000, which amount is subject to annual review by the board of directors and may be increased. Mr. Standish will be eligible to receive bonuses if he meets the goals set forth annually for him by the Compensation Committee or the Board of Directors. The base bonus will be equal to 5% of the Company’s net income, but may be increased or decreased in the discretion of the Compensation Committee if the Bank has extraordinary gains or losses. Furthermore, Mr. Standish will be eligible for the Company’s long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards. The Bank will designate Mr. Standish as the authorized user of the Bank’s Dunes Club membership for so long as the Executive remains the President and CEO of Beach First National Bank. Mr. Standish shall have available the life insurance, dental and health insurance, disability insurance, retirement benefits and such other benefits or plans as are provided to the Bank employees.

In the event a change in control of the Bank or the Company occurs during the term of the Agreement, the Executive’s employment will automatically extend for an additional three years. A detailed definition of the term “change in control” is contained in the Agreement. In the event of a change in control, any restrictions on any outstanding incentive awards (including restricted stock) granted to the executive under any incentive plan or arrangement will lapse and such incentive award or awards will immediately become 100% percent vested; all stock options and stock appreciation rights granted to the Executive will become immediately exercisable and will become 100% vested; and any performance units granted to the Executive will become 100% vested.

The Agreement may be terminated for death, disability and for cause. Definitions of the term “for cause” and “disability” are contained in the Agreement.

In the event that any payment required under this agreement would be considered a “golden parachute agreement” under 12 C.F.R. Section 359.1, the Bank shall not be obligated to make such payment at such time but may defer making such payment until such time as the making of the payment would not be considered to be a “golden parachute payment.”

The Agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as provision relating to the protection of confidential information and trade secrets.

The above is a brief description of selected provisions of the Agreement and is qualified by in its entirety reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.   Financial Statements and Exhibits

                   (c)        Exhibits.

                Exhibit No.          Description

                  10.1                   Employment Agreement evidencing continued employment of Walter E. Standish, III, as
                                            President and Chief Executive Officer.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC. By: /s/ Richard N. Burch Name: Richard N. Burch Title: Chief Financial Officer

Dated:  March 2, 2007

EXHIBIT INDEX

Exhibit

Exhibit
Number           Description

10.1                   Employment Agreement evidencing continued employment of Walter E. Standish,
                          III, as president and Chief Executive Officer.

5